LEUCADIA NATIONAL CORPORATION
                             315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                  212-460-1900

PRESS RELEASE


     February 17, 1999

     FOR IMMEDIATE RELEASE
     ---------------------

     Contact:  L. Ulbrandt  (212) 460-1900



                          LEUCADIA NATIONAL CORPORATION
               ANNOUNCES SALE OF INTEREST IN RUSSIAN JOINT VENTURE


     New York, New York -- Leucadia National Corporation (NYSE and PCX: "LUK") today announced that it sold its remaining interest in its Russian beverage bottling and distribution joint venture with PepsiCo, Inc. to a PepsiCo affiliate. This transaction will result in a pre-tax gain of approximately $29,545,000, which will be reflected in the Company's first quarter 1999 results of operations.

     Leucadia National Corporation is a holding company for its consolidated subsidiaries engaged in life insurance (through Charter National Life Insurance Company and Intramerica Life Insurance Company), property and casualty insurance (through Empire Insurance Company and Allcity Insurance Company), manufacturing (principally through its Plastics Division) and banking and lending (principally thorough American Investment Bank, N.A.). The Company also currently has equity interests of more than 5% in the following domestic public companies: Carmike Cinemas, Inc. (6% of Class A Shares), Jordan Industries, Inc. (10%), Jordan Telecommunications Products, Inc. (10%) and MK Gold Company (46%).








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